ALPINE EQUITY TRUST
ALPINE GLOBAL DYNAMIC DIVIDEND FUND
ALPINE GLOBAL PREMIER PROPERTIES FUND
ALPINE INCOME TRUST
ALPINE SERIES TRUST
ALPINE TOTAL DYNAMIC DIVIDEND FUND

CHARTER OF THE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

I.	ESTABLISHMENT AND PURPOSE

The Board of Trustees (the “Board”) of the Alpine Global Dynamic Dividend Fund, the Alpine Global Premier Properties Fund, the Alpine Total Dynamic Dividend Fund, the Alpine Series Trust, the Alpine Equity Trust, and the Alpine Income Trust (the “Trusts”) hereby establishes the Nominating and Corporate Governance Committee (the “Committee”). The primary purpose of the Committee is to make nominations for Trustee membership on the Board and to review corporate governance procedures.

II.	COMPOSITION OF THE COMMITTEE

The Committee shall be composed entirely of Trustees who are not “interested persons” of the Trusts (the “Independent Trustees”), as defined in the Investment Company Act of 1940, as amended (the “1940 Act”). Members of the Committee may designate one member to serve as Chairman (the “Chairman”). Members of the Committee shall serve at the pleasure of the Board.

III.	MEETINGS

The Committee will meet not less frequently than annually. The Chairman will establish an Agenda for each meeting. Special meetings shall be called as circumstances require. The Chairman may invite Trust officers and other interested parties to participate in meetings. The Committee, in its discretion, may meet in an execute session outside the presence of the Trust officers and other parties.

A majority of the Committee’s members will constitute a quorum. At any meeting of the Committee, the decision of a majority of the members present and voting will be determinative as to any matter submitted to a vote.

IV.	AMENDMENTS

This Charter shall be amended by a vote of a majority of the Board members. The Committee shall periodically review this Charter, at least annually, and recommend any changes to the Board.

V.	DUTIES AND RESPONSIBILITIES

a.	Board Nominations and Functions

i.
The Committee shall select and nominate all persons for election or appointment as Independent Trustees of the Trusts. Nominees for Independent Trustee shall be selected and approved by all of the incumbent Independent Trustees then serving on the Board. The Committee shall evaluate candidates’ qualifications for Board membership and, in connection with Independent Trustee candidates, their independence from the Trusts’ investment adviser and other principal service providers. Persons selected as Independent Trustee candidates must be independent in terms of both the letter and the spirit of the 1940 Act. The Committee shall also consider the effect of any relationships beyond those delineated in the 1940 Act that might impair independence (e.g., business, financial or family relationships with investment advisers and other service providers). In determining a nominee’s qualifications for Board membership, the Committee may consider such factors as it may determine to be relevant to fulfilling the role of being a member of the Board.

ii.
The Committee shall consider Trustee candidates recommended by shareholders of the Trusts or from other sources it deems appropriate. In order for the Committee to consider shareholder submissions, the following requirements must be satisfied regarding the candidate:

•	The candidate must satisfy all qualifications provided under this Charter and in the Trust’s organizational documents, including qualification as a “non-interested” Board member.

•
The candidate may not be the nominating shareholder (the shareholder and/or entity (as applicable) who is making the recommendation for a Trustee candidate) or a member of the nominating shareholder group (as defined below). A member of the nominating shareholder group refers to any person who: (A) at any time during the current calendar year or at any time within the two most recently completed calendar years had any agreement, arrangement, understanding (whether written or oral) or practice, including the sharing of information, decisions or actions, with the nominating shareholder with respect to the Trust or other investment companies or shares of the Trust or other investment companies, (B) has beneficial ownership of securities of the nominating shareholder, (C) shares beneficial ownership of any securities with the nominating shareholder, (D) is an immediate family member of the nominating shareholder, (E) at any time during the current calendar year or at any time within the two most recently completed calendar years had a material business or professional relationship with the nominating shareholder or with any person of which the nominating shareholder is a holder of 5% or more of the outstanding voting securities, officer, director, general partner, managing member or employee or (F) controls, is controlled by or is under common control with the nominating shareholder.

•
Neither the candidate nor any member of the candidate’s immediate family may be currently employed or employed within the last year by any nominating shareholder that is an entity or by any entity that is a member of the nominating shareholder group.

•
Neither the candidate nor any immediate family member of the candidate is permitted to have accepted directly or indirectly, during the year of the election for which the candidate’s name was submitted, during the immediately preceding calendar year, or during the year when the candidate’s name was submitted, any consulting, advisory, or other compensatory fee from the nominating shareholder or any member of a nominating shareholder group.

•
The candidate may not be an executive officer, director/trustee (or person fulfilling similar functions) of the nominating shareholder or any member of the nominating shareholder group, or of an affiliate of the nominating shareholder or any such member of the nominating shareholder group.

•
The candidate may not control (as that term is defined under the 1940 Act) the nominating shareholder or any member of the nominating shareholder group (or, in the case of a holder or member that is a fund, an interested person of such holder or member as defined by Section 2(a)(19) of the 1940 Act).

•	A shareholder or shareholder group may not submit for consideration a candidate who has previously been considered by the Committee.

Any recommendation should be submitted in writing to the Secretary of the relevant Trust. Shareholders or shareholder groups submitting proposed candidates must substantiate compliance with the above requirements at the time of submitting their proposed candidate. Any submission should include, at a minimum, the following information: As to each individual proposed for election or re-election as trustee, the name, age, business address, residence address and principal occupation or employment of such individual, the class, series and number of shares of stock of the Trust that are beneficially owned by such individual, the date such shares were acquired and the investment intent of such acquisition, whether such shareholder believes such individual is, or is not, an “interested person” of the Trust (as defined in the 1940 Act), and information regarding such individual that is sufficient, in the discretion of the Committee, to make such determination, and all other information relating to such individual that is required to be disclosed in solicitation of proxies for election of trustees in an election contest (even if an election contest is not involved) or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a trustee (if elected)). In the case of a Trust holding an annual meeting of shareholders, any such submission in order to be considered for inclusion in the Trust’s proxy statement must be delivered to the Secretary at the principal executive office of the Trust neither earlier than 9:00 a.m., Eastern Time, on the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day before the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, or in the event that no annual meeting was held the preceding year, notice by the Shareholder will be timely if so delivered not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which public announcement of the date of such annual meeting is first made. Any such submission must also be submitted by such date and contain such information as may be specified in the Trust’s By-laws or other organizational documents, or as required by any relevant stock exchange listing standards.

iii.	The Committee periodically shall review the composition of the Board to determine whether it may be appropriate to add individuals with specific backgrounds, diversity or skill sets.

iv.
The Committee periodically shall review corporate governance procedures and shall recommend any appropriate changes to the Board. Among other matters, the Committee periodically shall review (a) the Board's policies on Trustee compensation and reimbursement for expenses associated with and attendance at Board and Committee meetings and at industry conferences, and (b) the Board's effectiveness and operations, including the process by which other statutory or regulatory obligations are fulfilled, and shall recommend any appropriate changes to the Board.

v.
The Committee annually shall review the Trustee and Officer Questionnaires completed by each Trustee of the Board. If the Committee determines that the composition of the Board requires adjustment (due to a change in the status of any Independent Trustee or otherwise), the Committee may recommend to the Board the removal, replacement, or retirement of an incumbent Trustee and may recommend the selection and nomination or appointment (as appropriate) of an appropriate candidate, to adjust the composition of the Board, as necessary.

vi.
The Committee shall oversee implementation of the Board's policies regarding annual self-evaluation of the Board and of each Committee in existence unless the particular committee elects to be responsible for self-evaluation.

vii.
The Committee shall review and make recommendations to the Board regarding the proxy voting guidelines, policies, and procedures of all new Trust investment advisers and sub-investment advisers. Annually, the Committee shall review changes to and certifications with respect to the proxy voting guidelines, policies, and procedures of all investment advisers and sub-investment advisers of the Trusts that previously were considered by the Board.

viii.	The Committee periodically shall review Trustee compensation and shall recommend any appropriate changes to the Independent Trustees as a group.

b.	Committee Nominations and Functions

i.
The Committee shall review as necessary the responsibilities of any and all Board committees, whether there is a continuing need for each committee, whether there is a need for additional committees of the Board, and whether committees should be combined or reorganized. The Committee shall make recommendations for any such action to the full Board.

ii.	The Committee shall make nominations for membership on all Board committees and shall review committee assignments as necessary.

c.	Other Powers and Responsibilities

i.	The Committee shall be required to review the Committee’s effectiveness by conducting an annual self-assessment.

ii.	The Committee is empowered to hold special meetings as circumstances require.

iii.
The Committee shall (i) monitor the performance of legal counsel employed by the Independent Trustees, (ii) monitor the independence of legal counsel employed by the Independent Trustees in accordance with requirements of the 1940 Act; and (iii) be responsible for the supervision of counsel for the Independent Trustees.

iv.	The Committee shall (i) monitor the performance of the Chief Compliance Officer employed by the Trusts; and (ii) be responsible for the supervision and compensation of the Chief Compliance Officer.

v.
The Committee shall review and, as necessary, make recommendations regarding each Trust’s policy regarding general shareholder communications to the Board, and review shareholder communications to the Board.

vi.	The Committee shall report its activities to the Board on a regular basis and make such recommendations with respect to the above and other matters as the Committee may deem necessary and appropriate.

vii.
The Committee shall have the resources and authority appropriate to discharge its responsibilities, including authority to retain special counsel and other experts or consultants (including any search firm used to identify Independent Trustee candidates). Any expenses incurred in discharging the Committee's responsibilities shall be borne by each Trust.

viii.	The Committee periodically shall review orientation and training materials for new Trustees.

ix.	The Committee shall have, and shall undertake, such other responsibilities as may be delegated to the Committee by the Board.

x.
The Committee shall review the Charter as deemed appropriate and shall recommend any changes thereto to the Board. The Board shall initially review this Charter, and thereafter shall annually approve this Charter and review any changes to this Charter recommended by the Committee.

Adopted on September 28, 2017 by the Board of Trustees of Alpine Equity Trust, Alpine Global Dynamic Dividend Fund, Alpine Global Premier Properties Fund, Alpine Income Trust, Alpine Series Trust, and Alpine Total Dynamic Dividend Fund